Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Announces Financial Results for the Third Quarter of Fiscal Year 2024

•Record quarterly revenue of $113.1 million, up 47% QoQ and up 206% YoY
•Expanding market opportunities with new Scorpio Fabric Switches, driving higher dollar content in AI platforms

SANTA CLARA, CA, U.S. – November 4, 2024 – Astera Labs, Inc. (Nasdaq: ALAB), a global leader in semiconductor-based connectivity solutions for cloud and AI infrastructure, today announced preliminary financial results for the third quarter of fiscal year 2024, ended September 30, 2024.

“Astera Labs delivered strong Q3 results, setting our fifth consecutive quarterly revenue record and grew 47% versus the previous quarter,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. “Our business has now entered a new growth phase with multiple product families ramping across AI platforms based upon both third-party GPUs and internally developed AI accelerators. With expanding product portfolio including the new Scorpio Fabric Switches, we are cementing our position as a critical part of AI connectivity infrastructure, delivering increased value to our hyperscaler customers, and unlocking additional multi-year growth trajectories for Astera.”

Third Quarter of Fiscal 2024 Financial Highlights

GAAP Financial Results:
•Revenue of $113.1 million, up 47% sequentially and up 206% year-over-year
•GAAP gross margin of 77.7%
•GAAP operating loss of $8.9 million
•GAAP operating margin of (7.9%)
•GAAP net loss of $7.6 million
•GAAP diluted net loss per share of $0.05

Non-GAAP Financial Results (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 77.8%
•Non-GAAP operating income of $36.6 million
•Non-GAAP operating margin of 32.4%
•Non-GAAP net income of $40.3 million
•Non-GAAP diluted earnings per share of $0.23

Third Quarter of Fiscal 2024 and Recent Business Highlights

•Introduced new portfolio of Scorpio Smart Fabric Switches purpose-built for AI infrastructure at cloud-scale. The Scorpio Smart Fabric Switch family features two application-specific product lines with a multi-generational roadmap, including the P-Series for GPU-to-CPU/NIC/SSD PCIe Gen 6 connectivity and the X-Series for platform-specific, back-end GPU clustering. Scorpio is currently shipping in pre-production quantities.
•Joined the Ultra Accelerator Link (UALink) Consortium as a promoting member on the Board of Directors. UALink technology will be used to enable efficient high-speed scale-up connectivity between AI accelerators within large and growing cluster sizes for AI workloads. Astera Labs is well positioned to quickly contribute to this new and compelling industry initiative to develop and advance UALink technology.
•Demonstrated current and next-generation product families in collaboration with over a dozen customers and partners at the 2024 OCP Global Summit, including the industry’s first live end-to-end PCIe Gen 6 system leveraging the Scorpio P-Series Fabric Switch and Aries 6 Smart DSP Retimer. Showed live demonstrations of CXL Memory Controllers seamlessly operating with next-generation data center server CPUs. Showcased Aries Smart Cable Modules for both Active Electrical Cable and Active Optical Cable applications to extend reach in multi-rack GPU clustering use-cases, and Taurus Smart Cable Modules to enable high-speed connectivity over Ethernet for front and back-end networking.
•Won the Future of Memory and Storage (FMS) 2024 Most Innovative Technology Award for the ‘AI Inferencing with CXL solution’ category alongside ecosystem partners. The joint demonstration showed AI inferencing benefit gains by using CXL-attached memory. Astera Labs is now a two-time winner at FMS having won the award at FMS 2023 by demonstrating high-performance OLTP (Online Transaction Processing) with CXL-attached memory.

Fourth Quarter of Fiscal 2024 Financial Outlook

Based on current business trends and conditions, Astera Labs estimates the following:

GAAP Financial Outlook:
•Revenue within a range of $126 million to $130 million
•GAAP gross margin of approximately 75%
•GAAP operating expenses within a range of approximately $101 million to $102 million
•GAAP taxes in a range of $3 million to $5 million tax benefit
•GAAP diluted earnings per share within a range of approximately $0.04 to $0.06 on weighted-average diluted shares outstanding of approximately 179 million

Non-GAAP Financial Outlook (excluding the impact of approximately $47 million of stock-based compensation and including a range of $8 million to $10 million of additional income taxes):
•Non-GAAP gross margin of approximately 75%
•Non-GAAP operating expenses within a range of approximately $54 million to $55 million
•Non-GAAP tax rate of approximately 10%
•Non-GAAP diluted earnings per share within a range of approximately $0.25 to $0.26 on non-GAAP weighted-average diluted shares outstanding of approximately 179 million

Earnings Webcast and Conference Call
Astera Labs will host a conference call to review its financial results for the third quarter of fiscal 2024 and to discuss our financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-800-715-9871 and using conference ID 5908687. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay on the company’s website for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest GAAP measure can be found later in this release. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share, and non-GAAP weighted-average share count. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income (loss), non-GAAP pro forma diluted earnings (loss) per share, and non-GAAP pro forma weighted-average share count provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. No reconciliation is provided with respect to the forward-looking non-GAAP financial measures included in our non-GAAP financial outlook, as the GAAP measures are not accessible on a forward-looking basis. As a result, we cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparisons of our business performance across periods.

Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the time-based vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business. We believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.

Income tax effect
This represents the impact of the non-GAAP adjustments on an after-tax basis and one-off discrete tax adjustments that are unrelated to our core operating performance in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Non-GAAP pro-forma weighted-average shares to compute non-GAAP pro forma net income (loss) per share
We present non-GAAP pro-forma weighted-average shares, assuming our redeemable convertible preferred stock is converted from the beginning of each respective periods presented, to provide meaningful supplemental information regarding EPS trend on a consistent basis. All of our outstanding redeemable preferred stock converted into the equivalent number of shares of common stock in connection with our IPO.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on Astera Labs' current expectations. The words "believe", "estimate", "expect", "intend", "anticipate", "plan", "project", "will", and similar phrases as they relate to Astera Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products and anticipated results of those products for our customers, including the anticipated market opportunity and success of the Scorpio Smart Fabric Switch family of products and our AI platform dollar content opportunity, our competitive positioning, technological capabilities and plans, and macroeconomic trends in cloud and AI infrastructure. A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation: the competitive and cyclical nature of the semiconductor industry; the concentration of our customer base; the changes in demand for AI; the challenging macroeconomic environment; risks that demand and the supply chain may be adversely affected, including by military conflict (such as between Russia/Ukraine and Israel/Hamas), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with managing international activities (including trade barriers, particularly with respect to China); absence of long-term commitments from customers; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; stock price volatility; information technology risks, including cyber-attacks against Astera Labs' products and its networks; and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Our PCIe, CXL and Ethernet semiconductor-based connectivity solutions are purpose-built to unleash the full potential of accelerated computing at cloud-scale. Inspired by trusted partnerships with hyperscalers and the data center ecosystem, we are an innovation leader of products that are customizable, interoperable, and reliable. Discover how we are transforming AI and modern data-driven applications at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$126,117	$45,098
Marketable securities	760,684	104,215
Accounts receivable, net	25,386	8,335
Inventory	24,415	24,095
Prepaid expenses and other current assets	8,987	4,064
Total current assets	945,589	185,807
Property and equipment, net	35,137	4,712
Other assets	2,339	5,773
Total assets	$983,065	$196,292

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$18,551	$6,337
Accrued expenses and other current liabilities	69,489	28,742
Total current liabilities	88,040	35,079
Other liabilities	5,413	3,787
Total liabilities	93,453	38,866
Commitments and contingencies
Redeemable convertible preferred stock	—	255,127
Stockholders’ equity (deficit)
Common stock	16	4
Additional paid-in capital	1,118,675	27,411
Accumulated other comprehensive income	4,430	259
Accumulated deficit	(233,509)	(125,375)
Total stockholders’ equity (deficit)	889,612	(97,701)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$983,065	$196,292

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue	$113,086	$76,850	$36,928	$255,194	$65,280
Cost of revenue	25,209	16,996	8,823	56,943	24,478
Gross profit	87,877	59,854	28,105	198,251	40,802

Operating expenses
Research and development	50,659	40,089	20,626	144,306	53,753
Sales and marketing	23,248	22,076	5,507	100,834	14,997
General and administrative	22,866	22,036	3,949	69,321	10,569
Total operating expenses	96,773	84,201	30,082	314,461	79,319
Operating loss	(8,896)	(24,347)	(1,977)	(116,210)	(38,517)
Interest income	10,912	10,264	1,724	23,730	4,875
Income (loss) before income taxes	2,016	(14,083)	(253)	(92,480)	(33,642)
Income tax (benefit) provision	9,609	(6,537)	2,871	15,654	6,940
Net loss	$(7,593)	$(7,546)	$(3,124)	$(108,134)	$(40,582)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.05)	$(0.08)	$(0.89)	$(1.11)
Weighted-average shares used in calculating net loss per share attributable to common stockholders:
Basic and diluted	156,831	155,199	37,470	121,649	36,627

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities
Net loss	$(108,134)	$(40,582)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	186,370	7,380
Inventory write-downs	951	10,172
Depreciation	2,180	1,241
Non-cash operating lease expense	1,687	886
Warrants contra revenue	946	438
Accretion of discounts on marketable securities	(4,868)	(1,039)
Changes in operating assets and liabilities:
Accounts receivable, net	(17,054)	(6,494)
Inventory	(1,271)	597
Prepaid expenses and other assets	(4,998)	(220)
Accounts payable	11,723	(663)
Accrued expenses and other liabilities	31,094	2,184
Operating lease liability	(1,653)	(1,015)
Net cash provided by (used in) operating activities	96,973	(27,115)

Cash flows from investing activities
Purchases of property and equipment	(18,797)	(1,750)
Purchases of marketable securities	(724,921)	(102,836)
Maturities of marketable securities	36,579	29,000
Sales of marketable securities	40,998	63,778
Net cash used in investing activities	(666,141)	(11,808)

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	672,198	—
Payment of deferred offering costs	(4,801)	(105)
Tax withholding related to net share settlements of restricted stock units	(20,111)	—
Proceeds from exercises of stock options, net of repurchases	2,901	662
Net cash provided by financing activities	650,187	557
Net increase (decrease) in cash and cash equivalents	81,019	(38,366)
Cash and cash equivalents
Beginning of the period	45,098	76,088
End of the period	$126,117	$37,722

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP gross profit	$87,877	$59,854	$28,105	$198,251	$40,802
Stock-based compensation expense upon IPO (1)	—	—	—	516	—
Stock-based compensation expense	102	84	9	198	16
Non-GAAP gross profit	$87,979	$59,938	$28,114	$198,965	$40,818

GAAP gross margin	77.7%	77.9%	76.1%	77.7%	62.5%
Stock-based compensation expense upon IPO (1)	—	—	—	0.2	—
Stock-based compensation expense	0.1	0.1	—	0.1	—
Non-GAAP gross margin	77.8%	78.0%	76.1%	78.0%	62.5%

GAAP operating loss	$(8,896)	$(24,347)	$(1,977)	$(116,210)	$(38,517)
Stock-based compensation expense upon IPO (1)	—	—	—	88,873	—
Stock-based compensation expense	45,535	43,067	2,711	97,497	7,380
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	1,072	—
Non-GAAP operating income (loss)	$36,639	$18,720	$734	$71,232	$(31,137)

GAAP operating margin	(7.9)%	(31.6)%	(5.3)%	(45.5)%	(59.0)%
Stock-based compensation expense upon IPO (1)	—	—	—	34.8	—
Stock-based compensation expense	40.3	56.0	7.3	38.2	11.3
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	0.4	—
Non-GAAP operating margin	32.4%	24.4%	2.0%	27.9%	(47.7)%

GAAP net loss	$(7,593)	$(7,546)	$(3,124)	$(108,134)	$(40,582)
Stock-based compensation expense upon IPO (1)	—	—	—	88,873	—
Stock-based compensation expense	45,535	43,067	2,711	97,497	7,380
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	1,072	—
Income tax effect (3)	2,340	(13,296)	—	(2,471)	—
Non-GAAP net income (loss)	$40,282	$22,225	$(413)	$76,837	$(33,202)

Net (loss) income per share attributable to common stockholders:
GAAP - basic and diluted	$(0.05)	$(0.05)	$(0.08)	$(0.89)	$(1.11)
Non-GAAP pro forma - diluted	$0.23	$0.13	$—	$0.46	$(0.26)

Weighted average shares used to compute net (loss) income per share attributable to common stockholders:
GAAP - basic and diluted	156,831	155,199	37,470	121,649	36,627
Non-GAAP pro forma - diluted (4)	173,832	175,279	128,361	165,463	127,518

____________________
(1) Stock-based compensation expense recognized in connection with the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(2) Employer payroll taxes related to the time-based vesting and settlement of RSUs, that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(3) The income tax effect represents the impact of the non-GAAP adjustments on an after-tax basis and one-off discrete tax adjustments that are unrelated to our core operating performance in connection with the presentation of non-GAAP net income (loss) and non-GAAP pro-forma net income (loss) per diluted share. For the three months ended September 30, 2024 and June 30, 2024, the non-GAAP tax rates were approximately of 15% and 23%, respectively. For the nine months ended September 30, 2024, the non-GAAP tax rate was approximately 19%. The adjustments for the three and nine months ended September 30, 2023 were not material.
(4) We present the non-GAAP pro-forma weighted average shares to provide meaningful supplemental information of comparable shares for each periods presented. The non-GAAP pro forma weighted average shares is calculated as follows:

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Shares used to compute GAAP net loss per share attributable to common stockholders - diluted	156,831	155,199	37,470	121,649	36,627
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the beginning of the periods	—	—	90,891	25,809	90,891
Effect of dilutive equivalent shares	17,001	20,080	—	18,005	—
Shares used to compute non-GAAP pro forma net income (loss) per share- diluted	173,832	175,279	128,361	165,463	127,518

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Cost of revenue	$102	$84	$9	$714	$16
Research and development	14,641	12,971	1,706	57,619	5,057
Sales and marketing	16,200	15,758	691	81,216	1,386
General and administrative	14,592	14,254	305	46,821	921
Total stock-based compensation expense (1)	$45,535	$43,067	$2,711	$186,370	$7,380
____________________
(1) Stock-based compensation expense recognized during the nine months ended September 30, 2024 included $88.9 million of cumulative stock-based compensation expense related to the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.